Cimetrix®

CIMETRIX INCORPORATED
6979 SO HIGH TECH DR.
SALT LAKE CITY, UT 84047-3757

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SATURDAY, MAY 22, 2010 9:00 AM MST

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Control #: 1111-1111-1111

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, Cimetrix Incorporated has elected to provide Internet access to its proxy statement and annual reports rather than mailing paper copies. This reduces postage, printing expenses, and unnecessary paper waste.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items

The Board of Directors recommends a vote FOR Proposals 1 through 3

1. ELECTION OF DIRECTORS:
    1. C. ALAN WEBER
2. RATIFICATION OF APPOINTMENT OF HJ & ASSOCIATES AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.
3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

How to Access the Proxy Materials

The proxy statement and annual report to security holders are available online at:
www.colonialstock.com/Cimetrix2010

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 12, 2010 to facilitate timely delivery.

TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS:

BY PHONE – 877-285-8605
- Please have your notice and proxy card in hand when you call.

BY INTERNET– www.colonialstock.com/Cimetrix2010
- On the above website, you can request paper copies of the materials by clicking "Request Copy" and entering your control number as directed.

BY EMAIL – annualmeeting@colonialstock.com
- List your control number and clearly identify the materials you are requesting and the name and address or email address to which the material should be sent.

Meeting Information

Meeting Type: Annual Meeting
Meeting Date: 5/22/2010
Meeting Time: 9:00 AM MST
Meeting Location: Company Headquarters
6979 High Tech Drive
Salt Lake City, UT 84047

How to Vote

1. Vote online at: www.colonialstock.com/Cimetrix2010 on the above-listed website by clicking "Vote" and then entering your control number.
2. Vote by calling (877) 285-8605.
3. Send a paper voting card by mail (after requesting copies).
4. Vote in person at the meeting.